SCHEDULE 14A
                                (Rule 14a-101)


                      INFORMATION REQUIRED IN PROXY STATEMENT

                              SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934


Filed by the Registrant         [  X  ]

Filed by a party other than the registrant   [      ]

Check the appropriate box:

[      ]        Preliminary proxy statement

[      ]        Confidential, for Use of the Commission Only

[  X   ]        Definitive Proxy Statement

[      ]        Definitive Additional Materials

[      ]        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                           POLAROID CORPORATION
-----------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of filing fee (Check the appropriate box):

[  X ]     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.


[     ]     $500 per each party to the controversy pursuant to Exchange Act
              Rule 14a-6(i)(3).

[     ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             and 0-11.


     (1)  Title of each class of securities to which transaction applies:

___________________________________________________________________________


     (2)  Aggregate number of securities to which tranactions applies:

___________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

___________________________________________________________________________


     (4)  Proposed maximum aggregate value of transaction:

____________________________________________________________________________


[     ]   Check box if any part of the fee is offset as
          provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
____________________________________________________________________________


     (2)  Form, Schedule or Registration Statement No.:
_____________________________________________________________________________


     (3)  Filing party:
_____________________________________________________________________________


     (4)  Date Filed:
_____________________________________________________________________________

Polaroid
Corporation

Notice to
Polaroid Stock
Equity Plan
(ESOP) and
Polaroid Profit
Sharing Retirement
Plan Participants
and 1996 Proxy
Statement

Polaroid
Corporation

Notice of
1996 Annual
Meeting of
Stockholders
and Proxy
Statement

Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts 02139

March 21, 1996

To Polaroid Employee Benefit Plan Participants:

    This booklet contains important information to assist you in voting as a participant in one or both of the Polaroid benefit plans under which shares of Polaroid stock are held in trust: the Polaroid Stock Equity Plan (the "ESOP") and the Polaroid Profit Sharing Retirement Plan. You should refer also to the Company's Annual Report for 1995 and the Voting Instructions card enclosed with this booklet.

    The Company's Annual Meeting will be held on Tuesday, May 14, 1996, for the following purposes:

    1. To elect thirteen directors to serve until the next Annual Meeting of Stockholders.

    2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1996 -- recommended by the Board of Directors.

    3. To consider and act upon an amendment to the Board of Directors Stock Option Plan -- recommended by the Board of Directors.

    4. To conduct such other business as may properly come before the meeting.

    You have a right to instruct the Plan Trustee on how to vote your stock. These instructions are confidential. No one from Polaroid will know your decision. Subject to the Plan Trustee's responsibilities under the plans, your shares and fractions of shares will be voted in accordance with your instructions on the enclosed Voting Instructions card. If you do not send in your instructions, your shares will be voted in the same proportion as the shares of other participants from whom instructions are received. Unallocated ESOP shares will be voted in the same proportion as the voting of shares allocated to ESOP participants' accounts.

Sincerely yours,

/s/ Richard F. deLima

Richard F. deLima
Vice President, Secretary and General Counsel



SO THAT YOUR STOCK MAY BE VOTED, PLEASE MARK, SIGN AND DATE THE ENCLOSED VOTING INSTRUCTIONS CARD AND RETURN IT IN THE ENVELOPE PROVIDED NOT LATER THAN MAY 7, 1996.

Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts 02139


March 21, 1996

To Our Stockholders:


You are cordially invited to attend the Company's 1996 Annual Meeting on Tuesday, May 14, 1996, in Boston, Massachusetts.

The meeting will begin at 3:00 p.m. at the Cahners Theater, located at the Museum of Science.

The principal items of business will be the election of directors, ratification of the appointment of independent auditors and the approval of an amendment to the Board of Directors Stock Option Plan. I will also report on the progress of the Company during the past year and answer stockholder questions.

The vote of every stockholder is important. Please note that returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so. Your cooperation in signing, dating and returning your proxy promptly will be greatly appreciated.

Sincerely yours,

/s/ Gary T. DiCamillo

Gary T. DiCamillo
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING

To the Stockholders:

    The Annual Meeting of Stockholders of Polaroid Corporation will be held at the Cahners Theater, located at the Museum of Science, Boston, Massachusetts on Tuesday, May 14, 1996, at 3:00 P.M. for the following purposes:

    1. To elect thirteen directors to serve until the next Annual Meeting of Stockholders.

    2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1996 -- recommended by the Board of Directors.

    3. To consider and act upon an amendment to the Board of Directors Stock Option Plan -- recommended by the Board of Directors.

    4. To conduct such other business as may properly come before the meeting.

    Stockholders of record at the close of business on March 15, 1996 are entitled to vote at the meeting.
By order of the Board of Directors.

/S/ Richard F. deLima

Richard F. deLima
Vice President, Secretary and General Counsel
March 21, 1996


                           YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK,
SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN
THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED
IN THE UNITED STATES.

                            POLAROID CORPORATION
                              PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Polaroid Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on Tuesday, May 14, 1996, and any adjournment.

All holders of record of common stock of the Company as of the close of business on March 15, 1996, the record date, are entitled to vote at the meeting. As of that date, 45,638,840 shares of common stock of the Company were outstanding. Each share is entitled to one vote. A favorable vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required for the approval of each of the proposals described in this Proxy Statement.

If a proxy is signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Proxies indicating stockholder abstentions will, in accordance with Delaware law, be counted as represented at the meeting for purposes of determining whether there is a quorum present, but will not be voted for or against the proposal. However, the effect of marking a proxy for abstention on any proposal other than for the election of directors, has the same effect as a vote against the proposal. Shares represented by "broker non- votes" (i.e., shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter.

A stockholder may sign and return a proxy without instructions as to one or more proposals. If the shares represented by the proxy are not held by a broker, the shares will be voted on those proposals in accordance with the recommendations of the Board. If the shares are held by a broker and the broker in turn submits a proxy covering the shares, the shares will, with respect to issues on which the broker is empowered to act, be counted as present at the meeting and voted in accordance with any instructions the broker may give. In the absence of such instructions the shares will be voted with respect to those issues in accordance with the recommendations of the Board.

At any time before a proxy is voted it may be revoked by the stockholder who submitted it.

For participants in the Company's Automatic Dividend Reinvestment Plan, proxies representing shares of common stock held of record will also represent shares held under that plan.

The approximate date on which this Proxy Statement and proxy are first being sent to stockholders is March 28, 1996.

ELECTION OF DIRECTORS

At the Annual Meeting, thirteen directors will be elected to hold office until the next Annual Meeting and until their respective successors are elected and qualify. All nominees have consented to be named in this Proxy Statement and to serve if elected.

All nominees except Gary T. DiCamillo and Bernee D. L. Strom were elected directors at the last Annual Meeting.

The Company has agreed to use its best efforts to secure the election to the Board of Directors by the Company's stockholders of a nominee designated by Corporate Advisors, L.P. and satisfactory to the Board. The agreement terminates when specified affiliates beneficially own less than 1,500,000 shares of common stock and their voting power is less than 3% of the Company's then outstanding voting power. The agreement will terminate, in any event, on January 30, 1999. Lester Pollack is the designated nominee.

The following information is submitted respecting the nominees for election:

--------
          Gary T. DiCamillo, 45, has been a director since December 1, 1995. He is Chairman and Chief Executive Officer of the Company. He is also a director of Pella Corporation and Sheridan Group.
--------
[Photo of Gary T. DiCamillo]

--------
          Ralph E. Gomory, 66, has been a director since 1993. He is President of the Alfred P. Sloan Foundation. He is also a director of Ashland Oil, Inc., Bank of New York, Lexmark International, Inc., and Washington Post Company.
--------
[Photo of Ralph E. Gomory]

--------
          Frank S. Jones, 67, has been a director since 1973. Since February 1992, he has been Professor Emeritus and prior to that time was Ford Professor of Urban Affairs of Massachusetts Institute of Technology. He is also a director of CIGNA Corporation and Scientific Games Holdings Corporation.
--------
[Photo of Frank S. Jones]

--------
          John W. Loose, 54, has been a director since 1994. He is the Executive Vice President of Corning, Inc., and President and Chief Executive Officer of Corning Consumer Products Company (a manufacturer of consumer products).
--------
[Photo of John W. Loose]

--------
          Albin F. Moschner, 43, has been a director since 1994. He is the President, Chief Executive Officer and a director of Zenith Electronics Corporation (an electronics manufacturer). He is also a director of Pella Corporation.
--------
[Photo of Albin F. Moschner]

--------
          Henry Necarsulmer, 82, has been a director since 1967. Since January 1990, he has been a consultant to Lehman Brothers Inc. (an investment banking firm) and from January 1988 to January 1990 was an Advisory Director of that firm.
--------
[Photo of Henry Necarsulmer]

--------
          Kenneth H. Olsen, 70, has been a director since 1975. Since August 1995, he has been Chairman of Advanced Modular Solutions, Inc., (a supplier of client server computing and consulting services). Prior to October 1992, he was the President, Chief Executive Officer and a director of Digital Equipment Corporation (a manufacturer of computer and peripheral equipment). He is also a director of Ford Motor Company.
--------
[Photo of Kenneth H. Olsen]

--------
          Lester Pollack, 62, has been a director since 1989. Since June 1988, he has been the Senior Managing Director of Corporate Advisors, L.P. (investment partnership). Since June 1986, he has been a managing director of Lazard Freres & Co. LLC (investment banking firm) and the Chief Executive Officer of Centre Partners, L.P. (investment partnership). He is also a director of Continental Cablevision, Inc., LaSalle Re Holdings Limited, Parlex Corporation, Sphere Drake Holdings Limited, SunAmerica, Inc., and Tidewater, Inc.
--------
[Photo of Lester Pollack]

--------
          Charles P. Slichter, 72, has been a director since 1975. He is Center for Advanced Study Professor of Physics and Chemistry, Loomis Laboratory of Physics, University of Illinois.
--------
[Photo of Charles P. Slichter]

--------
          Ralph Z. Sorenson, 62, has been a director since 1984. Since July 1993, he has been Professor Emeritus, University of Colorado. From July 1992 to July 1993, he was Dean of the College of Business at the University of Colorado. From September 1989 until July 1992, he was an Adjunct Professor at Harvard Business School. Prior to that time, he was the Chairman of the Board, President and Chief Executive Officer of Barry Wright Corporation. He is also a director of Eaton Vance Corporation, Exabyte Corporation, Houghton Mifflin Company, Sweetwater, Inc., Whole Foods Market, Inc., and Xenometrix, Inc.
--------
[Photo of Ralph Z. Sorenson]

--------
          Delbert C. Staley, 71, has been a director since 1989. He has been retired since October 1991. From October 1989 until October 1991, he was the Chairman and a director of NYNEX International Management Committee. He was Chairman, Chief Executive Officer and a director of NYNEX Corporation from 1983 until his retirement in September 1989. He is also Chairman of the Board of Directors of Alcatel Network Systems, Inc., Principal of East Haven Investments Ltd., and a member of the Board of Directors of the John Hancock Mutual Life Insurance Company and the Digital Equipment Corporation. He is a member of the Board of Managers of Rose-Hulman Institute of Technology and a member of the Board of Trustees of the New York Racing Association, Inc.
--------
[Photo of Delbert C. Staley]

--------
          Bernee D. L. Strom, 48, has been nominated for election to the Board of Directors of the Company. Since April 1995, she has been President of USA Digital Radio, LP (a partnership between Gannett Co., Inc. and Westinghouse Electric Corporation) and prior to that time was President and Chief Executive Officer of The Strom Group and President and Chief Executive Officer of MBS Technologies, Inc. She is also a director of DDL Electronics Inc., Software Publishing Corporation and a member of the Board of Advisors of the J. L. Kellogg Graduate School of Management of Northwestern University.
--------
[Photo of Bernee D. L. Strom]

--------
          Alfred M. Zeien, 66, has been a director since 1985. Since February 1991, he has been Chairman of the Board and Chief Executive Officer of The Gillette Company (a manufacturer of consumer products). From January 1, 1991 to February 1991, he was President and a director and prior to that time Vice Chairman of the Board of The Gillette Company. He is also a director of Repligen Corporation, Massachusetts Mutual Life Insurance Company, Bank of Boston Corporation and Raytheon Company.
--------
[Photo of Alfred M. Zeien]



BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth certain information with respect to shares of common stock owned by beneficial owners of more than 5% of the outstanding common stock as of December 31, 1995 and (i) the two individuals who held the position of Chief Executive Officer during 1995 and the four other most highly compensated executive officers of the Company; (ii) each director of the Company; and (iii) all directors and executive officers as a group as of January 22, 1996. Individuals have sole voting and investment power with regard to the stock unless otherwise indicated in the footnotes.

                                                 Common Stock
                                                 Beneficially      Peercent of
Name                                             Owned(1)(2)       Class
-------------------------------------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------
Gary T. DiCamillo                                   40,000(3)              *
Satish C. Agrawal                                   22,177                 *
Enrico I. Ancona                                     1,250                 *
Joseph R. Oldfield                                  44,632                 *
William J. O'Neill, Jr.                             46,057                 *
I. MacAllister Booth                               124,632(4)              *
Yen-Tsai Feng                                        5,620(4)              *
Ralph E. Gomory                                      3,500                 *
Frank S. Jones                                       5,100                 *
John W. Loose                                        2,250                 *
James D. Mahoney                                     1,900(4)              *
Albin F. Moschner                                    1,250                 *
Henry Necarsulmer                                    9,000                 *
Kenneth H. Olsen                                     7,000(5)              *
Lester Pollack                                       5,000(6)              *
Charles P. Slichter                                  5,200(7)              *
Ralph Z. Sorenson                                    5,200                 *
Delbert C. Staley                                    5,200                 *
Bernee D. L. Strom                                     100(8)              *
Alfred M. Zeien                                      5,400                 *

All directors and executive officers as a group    427,204                 *
  (24 persons)

FIVE PERCENT OWNERS
-------------------

NationsBank, N.A. (South)                        8,784,662(9)          19.3%
  600 Peachtree Street, NE
  7th Floor Plaza
  Atlanta, Georgia 30308

FMR Corp.                                        3,772,533(10)          8.3%
  82 Devonshire Street
  Boston, Massachusetts 02109

Putnam Investment, Inc.                          4,730,090(11)         10.4%
  One Post Office Square
  Boston, Massachusetts 02109

LFCP Corp. and Corporate Advisors, L.P.          4,307,688(12)          8.6%
  One Rockefeller Plaza
  New York, New York 10020
-------------------------------------------------------------------------------
*Less than 1%

(1) The number of shares set forth opposite the name of each nominee or executive officer includes shares obtainable upon the exercise of stock options under the Polaroid Stock Incentive Plan or the Board of Directors Stock Option Plan within 60 days of January 22, 1996 (the "Option Shares"):
     0 for Mr. DiCamillo, 18,625 for Mr. Agrawal, 1,250 for Mr. Ancona, 0 for Mr. Mahoney, 39,650 for Mr. Oldfield, 40,880 for Mr. O'Neill; and 5,000 shares for each other nominee, except Ms. Strom, of which 2,000 shares are subject to shareholder approval at the annual meeting (with the exception of Mr. Gomory who holds 2,500 which are exercisable, and Mr. Loose and Mr. Moschner each of whom holds 1,250 options which are exercisable) and 335,253 for all directors and executive officers as a group. Ms. Strom will receive 3,000 options under the Board of Directors Stock Option Plan at the fair market price on May 14, 1996 if she is elected a director of the Company.
(2) Includes allocated shares under the Polaroid Stock Equity Plan (the "ESOP") and shares under the Polaroid Profit Sharing Retirement Plan: 0 for Mr. DiCamillo, 3,552 for Mr. Agrawal, 0 for Mr. Ancona, 1,900 for Mr. Mahoney, 4,576 for Mr. Oldfield, 5,177 for Mr. O'Neill, and 35,075 for all directors and executive officers as a group.
(3) Reflects 40,000 shares of restricted common stock as to which Mr. DiCamillo has sole voting power, of which 25,000 shares were granted in December of 1995 (see Footnote (3) to Summary Compensation Table) and of which 15,000 shares were granted on February 23, 1996.
(4)  Members of the Board of Directors not standing for re-election.
(5) Includes 2,000 shares held in a revocable trust created by Mr. Olsen. Mr. Olsen does not have investment power with respect to such shares.
(6) Does not include an aggregate of 4,307,688 shares of common stock (8.6%) (described in Note 12) as to which Mr. Pollack disclaims beneficial ownership.
(7)  Includes 200 shares over which Dr. Slichter has shared investment power.
(8) Ms. Strom is nominated for election to the Board. She acquired these shares on January 31, 1996.
(9) Includes 8,784,662 shares (19.3%) held by NationsBank, N.A. (South) ("NB-Georgia"), as Trustee for the ESOP, of which 6,792,051 shares have been allocated to the accounts of the ESOP participants and 1,992,611 shares are unallocated. NationsBank Corporation ("NationsBank"), the parent holding company of NB-Georgia, beneficially owns (directly and through subsidiaries) 8,825,258 shares (19.4%), which includes 8,784,662 ESOP shares. Of the 40,596 additional shares, NationsBank has sole voting power over 20,873 shares, shared voting power over 6,600 shares, sole dispositive power over 23,774 shares and shared dispositive power over 700 shares.
(10) FMR Corp. has sole voting power over 71,854 shares, shared voting power over 1,300 shares, sole dispositive power over 3,771,233 shares and shared dispositive power over 1,300 shares.
(11) Putnam Investments Inc. is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. and wholly owns two registered investment advisers: Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. Putnam Investments, Inc. has shared voting power over 383,600 shares and shared dispositive power over 4,730,090 shares.
(12) The Company has received the following information: LFCP Corp. ("LFCP"), a subsidiary of Lazard Freres & Co. L.L.C., is the general partner of Corporate Advisors, L.P. (LFCP and Corporate Advisors, L.P. being referred to collectively as "Corporate Partners"). Corporate Advisors, L.P. is the general partner of two limited partnerships, Corporate Partners, L.P. ("CP") and Corporate Offshore Partners, L.P. ("Offshore"; CP and Offshore being referred to collectively as the "Partnerships"). Corporate Advisors L.P. also serves as investment manager for, and exercises sole investment discretion with respect to, account assets held in a certain custody account for the State Board of Administration of Florida ("SBA"; the Partnerships and SBA being referred to collectively as the "Corporate Partners Affiliates"). Assuming conversion of all Debentures as to which the Corporate Partners Affiliates hold conversion rights, Corporate Partners (through their control of the Corporate Partners Affiliates) may be deemed to have owned beneficially, 4,307,688 shares of common stock (8.6%) of which 3,635,350 of such shares (7.3%) may be deemed to be held by CP. Lester Pollack, a director of the Company, is Chairman, Treasurer and a director of LFCP, Senior Managing Director of Corporate Advisors L.P. and a managing director of Lazard Freres & Co. L.L.C. Through those positions, Mr. Pollack may be deemed to control Corporate Partners and to be able to direct the voting and investment of common stock beneficially owned by Corporate Partners Affiliates. Mr. Pollack disclaims beneficial ownership of such 4,307,688 shares of common stock.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Executive Committee is composed of Gary T. DiCamillo (Chairman), Ralph Gomory, Henry Necarsulmer, Kenneth H. Olsen and Charles P. Slichter. The Executive Committee may, between meetings of the Board of Directors, exercise all the powers of the Board except as to matters for which Board action is specifically required by law.

The Audit Committee is composed of Henry Necarsulmer (Chairman), Ralph E. Gomory, Frank S. Jones, Albin F. Moschner, Ralph Z. Sorenson and Delbert C. Staley. The Audit Committee monitors, on behalf of the Board of Directors, the adequacy and effectiveness of the internal and external audit functions, the system of internal accounting controls, financial accounting and reporting and the adequacy and effectiveness of systems for ensuring compliance with federal, state and local laws and regulations.

The Human Resources Committee is composed of Delbert C. Staley (Chairman), Frank
S. Jones, John W. Loose, Lester Pollack, Ralph Z. Sorenson and Alfred M. Zeien. The functions of the Committee include recommending to the Board of Directors the remuneration of the Company's officers and other senior personnel and proposals to adopt various employee benefit plans in which directors, officers and senior personnel are eligible to participate.

The Committee on Directors is composed of Alfred M. Zeien (Chairman), Kenneth
H. Olsen, Lester Pollack and Charles P. Slichter. The Committee recommends nominees to the Board of Directors.

The Committee of Outside Directors is composed of the non-employee directors, Ralph E. Gomory, Frank S. Jones, John W. Loose, Albin F. Moschner, Henry Necarsulmer, Kenneth H. Olsen, Lester Pollack, Charles P. Slichter, Ralph Z. Sorenson, Delbert C. Staley and Alfred M. Zeien. The Committee meets regularly to consider matters of corporate governance, including such matters suggested by any of its own members.

The Search Committee. In 1995, the Committee, composed of Delbert C. Staley (Chairman), I. M. Booth, Frank S. Jones, Lester Pollack and Alfred M. Zeien, was responsible for finding and reviewing candidates for the position of Chief Executive Officer of the Company and making recommendations to the Board in that regard. Upon selection of Gary T. DiCamillo, the Committee was disbanded.

During 1995, the numbers of meetings of the Board of Directors and of the Audit Committee, Human Resources Committee, Committee on Directors, Committee of Outside Directors and the Search Committee were, respectively, 11, 4, 4, 2, 3 and 5. The average attendance of directors at meetings of the Board of Directors was 95%. All current directors attended 75% or more of the aggregate of the meetings of the Board and meetings of Committees of the Board on which they served except Mr. Moschner, whose attendance was 72%.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
Directors' fees are paid only to directors who are not employees of the Company. Each such director is paid a retainer of $20,000 per year and $1,500 for each Board or Committee meeting attended. Committee chairmen receive an additional $2,000 per year. Members of the Board also receive fees as directors for consulting with members of the Company's management, including attending meetings of advisory boards for specific Company businesses, based on a daily fee of between $750 to $1,500 depending on the time spent.

Pursuant to the terms of the Polaroid Board of Directors Stock Option Plan, a one-time grant of an option for 3,000 shares of common stock was made to each non-employee director on April 24, 1990, or, if later, the date the director joined the board. Options are valued at the fair market value on the date of grant.

Subject to stockholder approval, the Board of Directors approved an amendment to the plan to award a one-time grant of an option to purchase 2000 shares of common stock to each non-employee member of the Board of Directors who was a member of the Board on July 25, 1995. The exercise price of the option is $42.625 per share, the fair market value on July 25, 1995, the date the amendment was approved by the Board.

Pursuant to the Polaroid Board of Directors Retirement Plan each retired non-employee director who has served on the Board for at least five years receives an annual payment equal to the last annual retainer paid prior to retirement. Payments continue for a number of years equal to the number of years in which the director served as a non-employee director prior to attaining age
73. The age limitation does not apply to any director who attained age 73 prior to January 1, 1990. A participant may not receive annual payments under the plan for more than 25 years.

BOARD PROPOSAL -- TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
Subject to stockholder ratification, the Board of Directors has appointed KPMG Peat Marwick LLP as the independent auditors of the financial statements of the Company for 1996.

KPMG Peat Marwick LLP has performed audit and non-audit services for the Company for many years. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS BOARD PROPOSAL.

BOARD PROPOSAL -- TO AMEND THE BOARD OF DIRECTORS STOCK OPTION PLAN
On May 9, 1990, the shareholders approved the Board of Directors Stock Option Plan. Provisions of the plan are discussed above under "Further Information Concerning the Board of Directors". The plan provides that options vest with respect to 25% of the shares covered thereby for each year of service as a director on the date of grant and thereafter on each anniversary of the date of grant. An option remains exercisable for ten years from the date of grant unless the Board member resigns. If a Board member resigns he or she has three years from the date of the resignation or ten years from the date of option grant, whichever is earlier, to exercise each option. No more than 100,000 shares may be authorized or issued under the plan.

Subject to stockholder approval, the Board of Directors approved an amendment to the Directors Stock Option Plan to award a one-time grant of an option to purchase 2,000 shares of common stock to each non-employee member who was a director on July 25, 1995. The exercise price of the option is $42.625 per share, the fair market value on July 25, 1995, the date the amendment was approved by the Board. There were twelve non-employee members of the Board on July 25, 1995. Subject to stockholder approval, grants of options to purchase an aggregate of 24,000 shares of common stock at an aggregate value of $1,023,000 were issued. There is no federal tax consequence for the recipient or the Company until the option is exercised.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS BOARD PROPOSAL.

EXECUTIVE COMPENSATION
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Human Resources Committee (the "Committee") of the Board of Directors acts as the compensation committee of the Company. The Committee makes recommendations to the Board of Directors on the Company's executive compensation policies and practices, as well as the compensation to be paid to the Chief Executive Officer and the other executive officers of the Company. Based on the Committee's recommendations, the Board of Directors makes the final decisions on executive compensation. None of the members of the Committee is or has been an officer or employee of the Company or receives remuneration from the Company in any capacity other than as a director.

SELECTION OF A NEW CHIEF EXECUTIVE OFFICER
In the fall of 1994 at the suggestion of I. M. Booth, the Company's Chief Executive Officer, the Board of Directors initiated a process to search for and select a candidate to succeed Mr. Booth on his retirement. The Board discussed the needs and potential of the Company and the personal qualities and abilities in a Chief Executive Officer that would enhance the Company's prospects. To that end the Board formed a search committee comprised of Mr. Booth and non-employee directors. With the assistance of a leading search firm, a number of highly qualified candidates were considered. At the conclusion of the process, which consumed more than a year, the Board unanimously selected Gary T. DiCamillo to become the Company's Chief Executive Officer effective December 1, 1995. The terms of Mr. DiCamillo's employment agreement are set forth in the section entitled "Employment Agreement". In reaching the terms of the Employment Agreement, the Board of Directors established an initial base pay which is below market. However, the total compensation value, excluding amounts paid to compensate Mr. DiCamillo for the value of benefits forfeited as a result of his resignation from his prior employer, is competitive.

COMPENSATION PHILOSOPHY
The Company's overall executive compensation program is designed to enhance shareholder value, to support the implementation of the Company's business strategy and to improve both corporate and personal performance. There are several principles that provide a framework to the compensation decisions. Total compensation is designed to motivate individuals to their highest levels of performance, reward outstanding achievement and align the interests of management with those of the shareholders by linking management's compensation to the company's performance. The executive total compensation program is structured to increase the proportion of performance incentives at progressively higher management levels.

In determining its executive compensation program, the Company considers the compensation practices of a group of ten comparison companies regarding three components: base salary, annual bonuses and long-term incentive compensation opportunities. The Company's comparison group is engaged in diverse photographic, technological and consumer goods businesses. Half of those companies are included in the industry index used by the Company in the Performance Graph below. To provide a better basis for comparison, the Committee uses an average of the comparison group's compensation information. This average is calculated after having an independent consultant adjust the compensation information of each company in the group to reflect differences in sales volume.

COMPONENTS OF COMPENSATION
Base Salary. In 1995, the base salary range for each executive officer was established after considering each executive officer's position, the Company's assessment of the importance of the position to long-term performance objectives of the Company and the base salaries of similar executives in the Com- pany's comparison group. An actual salary is then determined based on the individual's performance. The named executive officers' salaries remain somewhat below the average base salaries of executive officers in similar positions in the Company's comparison group.

The primary factor in determining the retired Chief Executive Officer's salary was the salary range of the chief executive officers of the Company's comparison group. That factor was the primary reason the Committee recommended his salary be increased by approximately 9% from 1994 to 1995.

Annual Bonus Awards. The Company's officers and key employees are eligible for annual cash bonuses pursuant to the Polaroid Executive Incentive Compensation Plan. A participant who achieves his individual performance goals is eligible for part of an annual cash bonus. For Company officers who are not assigned to a business unit, the total bonus stems from achieving a corporate internal operating profit target. For Company officers who are working in business units, a portion of the annual bonus is based upon achieving an internal operating profit target for the participant's business unit and the remainder is based upon achieving an internal operating profit target for the Company. The internal operating profit targets are set by the Board of Directors, upon recommendation of the Committee, along with a threshold profit target below which there is no general contribution but only certain distributions for significant individual achievement.

If the internal operating profit target was reached, the bonuses to Mr. Booth and the named executive officers would have been comparable to the average annual bonuses paid by the Company's comparison group to officers in similar positions. In 1995, the Company's threshold target was not achieved; therefore, the CEO and Company officers who are not assigned to business units did not receive a bonus under this plan. A bonus was paid to Company officers in business units where the business unit thresholds were achieved.

In addition to the annual bonus plan in 1995, several Company officers and key employees received one time special bonuses for their significant contribution to the restructuring program.

Long-Term Incentives. Pursuant to the 1993 Polaroid Stock Incentive Plan, officers and key employees may receive incentive awards as determined by the Committee. In 1995, executive officers received non-qualified stock options at the fair market price on the date of grant with related dividend equivalents pursuant to the Plan, except for Mr. DiCamillo's non-qualified stock option which does not include dividend equivalents. Stock option awards provide incentives for executives to practice long-term strategic management and rewards for improvement in shareholder value. The primary factors the Committee takes into account in making awards under the 1993 Polaroid Stock Incentive Plan are:
(i) the officer's level of responsibility in the Company, (ii) the practices of the Company's comparison group, (iii) the likely value of the officer's contributions to the long-term growth of the Company and (iv) restrictions on the number of shares to limit dilution. The Committee typically does not consider options already outstanding or previously awarded in making such decisions. The 1995 grants for Mr. Booth and the other named executive officers under this Plan are set forth below in the table captioned "Option Grants in 1995". The additional grant for Mr. Booth reflects his efforts during the transition of the office of Chairman and Chief Executive Officer and in recognition of his longevity with and past contributions to the Company. Upon exercise of those options, Mr. Booth and each other plan participant will realize a gain if the market price of the common stock exceeds the exercise price of the options. Appreciation in the value of the Company's common stock would also benefit all the Company's shareholders.

A second type of long-term incentive is provided through participation in the Officers' Compensation Exchange Plan ("OCEP"). The Plan provides for two types of awards. Under the first type, officers receive a biannual allocation of units tied in value to the market price of the common stock in exchange for a mandatory 5% reduction in their base compensation. Each participant's allocation equals 50% of the stock that would have been allocated to the participant under the ESOP without regard to limitations imposed by the Internal Revenue Code of 1986 as amended from time to time (the "Code"). The date of distribution is generally the date of retirement, termination of employment or August 31, 1998, whichever is earlier, unless the participant defers payment until retirement, but in any event not earlier than six months from the date of award. Under the second type of award under the OCEP, officers and key employees participate without reduction in base compensation and for the exclusive purpose of receiving an allocation equal to the amount of stock that they would have been allocated under the ESOP if the Code imposed no limits on allocations. Distribution of this type of award occurs on the participant's termination date. All units are paid in cash based upon the fair market value of the common stock on the distribution date.

For the named executive officers, the value of the Company's long-term incentive plans is somewhat below the value of the average long-term incentives awarded by the Company's comparison group to executives in similar positions.

The Committee has considered the impact of Section 162(m) of the Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. Future options granted under the 1993 Polaroid Stock Incentive Plan have been structured to be exempt from the deduction limit. Under Mr. DiCamillo's Employment Agreement, in 1996 he will receive a base salary of no less than $550,000 and a bonus of no less than $400,000, i.e., a total of at least $950,000. In addition, 5,000 shares of restricted stock will vest. Assuming a value of more than $10 per share at vesting, the $1,000,000 will have been exceeded. It is unlikely that for any of the other specified officers this limit will be exceeded.

Submitted by the Human Resources Committee:
    Delbert C. Staley, Chairman
    Frank S. Jones
    John W. Loose
    Lester Pollack
    Ralph Z. Sorenson
    Alfred M. Zeien

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation paid to the two individuals who held the position of Chief Executive Officer during 1995 and the four most highly compensated executive officers. The amounts paid to Mr. DiCamillo, who became Chief Executive Officer on December 1, 1995, commenced with his employment on October 20, 1995. The amounts paid to Mr. Booth, who ceased to be the Chief Executive Officer effective December 1, 1995, reflect the amounts paid to him during the year, including for the month of December.


                                                                                         Long-Term
                                              Annual Compensation                      Compensation
                                    ---------------------------------------     ---------------------------
                                                                   Other        Restricted                            All
                                                                   Annual         Stock            Stock             Other
Name and                            Salary          Bonus       Compensation      Awards          Options         Compensation
Position                Year          ($)          ($)(1)          ($)(2)         ($)(3)            (#)              ($)(4)
-------------------------------------------------------------------------------------------------------------------------------
G.T. DiCamillo          1995        129,168              0        505,714       1,162,500         250,000                 0
Chairman and Chief
Executive Officer
-------------------------------------------------------------------------------------------------------------------------------
Satish C. Agrawal       1995        212,475              0         22,631               0          11,000            41,642
Group Vice
President and           1994        174,177              0         16,416               0           7,500            19,107
Chief Technology
Officer                 1993        164,605              0         11,970               0           7,000            10,550
-------------------------------------------------------------------------------------------------------------------------------
E.I. Ancona             1995        282,504         32,165         22,125               0          17,500                 0
Executive Vice
President,              1994        157,293              0         86,250               0          25,000                 0
Commercial Group
-------------------------------------------------------------------------------------------------------------------------------
J.R. Oldfield           1995        325,002              0         50,081               0          25,000            63,767
Executive Vice
President               1994        296,250              0         35,570               0          16,000            37,343
Photographic
Imaging                 1993        268,935              0         25,542               0          15,000            35,611
-------------------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.       1995        287,514         20,000         48,347               0          20,000            56,377
Executive Vice
President and           1994        275,004              0         36,136               0          15,000            40,032
Chief Financial
Officer                 1993        261,558              0         26,430               0          15,000            34,720
-------------------------------------------------------------------------------------------------------------------------------
I.M. Booth              1995        630,006              0        148,778               0         113,000           123,460
Retired Chairman,
President               1994        577,506              0         99,225               0          40,000            73,939
and Chief
Executive Officer       1993        525,507              0         72,828               0          40,000            69,526
-------------------------------------------------------------------------------------------------------------------------------

(1)  Amounts shown in this column represents for Mr. Ancona the payment under the Polaroid Executive Incentive Compensation Plan, and for Mr. O'Neill a one time special bonus for his significant contibution to the restructuring program.
(2)  Amounts shown in this column include dividend equivalents paid under the OCEP in 1995 and 1994 and the Polaroid Stock
     Incentive Plans for all three years to each named executive with the following exceptions: i) the amount for Mr. DiCamillo represents his special payment as provided in the Employment Agreement section in this proxy statement plus relocation expenses of $5,714, ii) the amount for Mr. Ancona in 1994 represents dividend equivalents for units granted under the 1993
     Polaroid Stock Incentive Plan and a hiring bonus of $75,000.
(3)  Mr. DiCamillo's employment agreement includes an award of 25,000 shares of restricted common stock granted in December 1995.
     Regular dividends will be paid on the 25,000 shares. The restriction provides that 5,000 shares vest on each anniversary of the signing of Mr. DiCamillo's employment agreement if he is an employee on such date.
(4)  The amounts shown in this column include the value of shares of common stock allocated in the ESOP and the Profit Sharing
     Retirement Plan ("PSRP" ) and the value of units allocated to participants under the OCEP in the years shown. The value of the shares or units was calculated by using a year-end closing price of $47.375 per share of common stock for 1995, $32.50 for 1994, and $33.50 for 1993. For 1995, the amounts represent $22,029 OCEP, $47 PSRP and $19,566 ESOP for Mr. Agrawal;
     $44,106 OCEP, $95 PSRP and $19,566 ESOP for Mr. Oldfield; $36,716 OCEP, $95 PSRP and $19,566 ESOP for Mr. O'Neill; and
     $103,799 OCEP, $95 PSRP and $19,566 ESOP for Mr. Booth.

OPTION GRANTS IN 1995
The following table sets forth information concerning stock options granted in 1995 under the 1993 Polaroid Stock Incentive Plan to the Chief Executive Officer and the four other most highly compensated executive officers and the retired Chief Executive Officer of the Company.

                                                             Individual Grants
-------------------------------------------------------------------------------------------------------------------------------
                                         Percent of
                                       Total Options
                         Options         Granted to         Exercise or        Market Price                         Grant Date
                         Granted        Employees in        Base Price         on Grant Date       Expiration        Present
      Name                 (#)          Fiscal Year           ($/Sh)             ($/Sh)(1)            Date          Value $(2)
-------------------------------------------------------------------------------------------------------------------------------
G.T. DiCamillo           250,000           24.87              42.000              42.000            10-20-05        4,675,000
-------------------------------------------------------------------------------------------------------------------------------
S.C. Agrawal              11,000            1.09              33.875              33.875             4-25-05          217,800
-------------------------------------------------------------------------------------------------------------------------------
E.I. Ancona               17,500            1.74              33.875              33.875             4-25-05          346,500
-------------------------------------------------------------------------------------------------------------------------------
J.R. Oldfield             25,000            2.49              33.875              33.875             4-25-05          495,000
-------------------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.         20,000            1.99              33.875              33.875             4-25-05          396,000
-------------------------------------------------------------------------------------------------------------------------------
I.M. Booth                63,000            6.27              33.875              33.875             4-25-05        1,247,400
                          50,000            4.97              43.125              43.125             6-27-05        1,206,500
-------------------------------------------------------------------------------------------------------------------------------

(1)  All grants (i) were made at the fair market value of the stock on the date of the grant; (ii) vest 25% per year beginning on the first anniversary of the grant date; (iii) will terminate ten years from the grant date, or earlier if there is a separation of service (including termination, retirement, death); (iv) cease vesting when an officer's employment terminates; and (v) accelerate to full vesting upon a change in control, retirement at age 65 or older with ten years of service, or retirement before age 65 with age and service equal to at least 90. Dividend equivalents identical in both timing and value to the dividends paid to stockholders on common stock are paid to Messrs. Agrawal, Ancona, Oldfield,
     O'Neill and Booth on outstanding options under the plan. Common stock dividends have been $0.15 per share per quarter since
     1987.
(2)  Option valuations are based on the Black-Scholes option pricing model using various assumptions regarding stock price volatility, future dividend yield and interest rates. In calculating the grant date present values set forth in the table above (i) a factor of 25.761% for the April 1995 grant, a factor of 26.777% for the June 1995 grant and a factor of 30.048%
     for the October 1995 grant have been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant; (ii) the yield on the common stock has been set at 1.77% for the April 1995 grant, 1.39% for the June 1995 grant and 1.43% for the October 1995 grant based upon its annual dividend rate of $0.60 per share at date of grant; (iii) for the April and June 1995 grants, the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield; (iv) the risk-free rate of return has been fixed at 7.06% for the April 1995 grant, 6.17% for the June 1995 grant and 6.04% for the October
     1995 grant, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and
     (v) the actual option term to the expiration date has been used. The actual value that an executive may realize, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive will equal or approximate the value estimated by the Black-Scholes model.

AGGREGATED OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUES
The following chart shows the number of shares obtained by stock option exercise in 1995 and the number of shares covered by both exercisable (vested) and unexercisable (unvested) stock options as of December 31, 1995. Also reported are the values for in-the-money options which represent the positive spread between the exercise price of any such stock options and the year-end price of the common stock of $47.375.

                                                                       Number of                      Value of Unexercised
                                                                  Unexercised Options                 In-the-money Options
                           Shares                                    as of 12/31/95                  as of 12/31/95 ($)(1)
                         Acquired on          Value          ------------------------------      ------------------------------
      Name              Exercise (#)       Realized ($)      Exercisable      Unexercisable      Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
G.T. DiCamillo                  0                  0                 0           250,000                  0         1,343,750
-------------------------------------------------------------------------------------------------------------------------------
S.C. Agrawal                    0                  0            18,625            21,575            322,503           324,222
-------------------------------------------------------------------------------------------------------------------------------
E.I. Ancona                 5,000             67,500             1,250            36,250             20,313           540,938
-------------------------------------------------------------------------------------------------------------------------------
J.R. Oldfield                   0                  0            39,650            47,670            689,579           714,574
-------------------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.               0                  0            40,880            41,920            704,088           634,980
-------------------------------------------------------------------------------------------------------------------------------
I.M. Booth                      0                  0           112,495           171,885          1,953,799         2,045,831
-------------------------------------------------------------------------------------------------------------------------------

(1) Aggregate fair market value underlying unexercised options at year end, less the exercise price.



PENSION PLAN TABLE
The Polaroid Pension Plan is a defined benefit plan qualified under the rules of the Code which provides a pension benefit to all eligible employees, including officers. To the extent that any participant's benefit exceeds limitations imposed by the Code, the excess benefits are paid out of unfunded supplementary plans. The following Table provides the aggregate annual pension benefit that would be payable under all these plans to a participant at age 65 in the form of a straight life annuity based on the Final Average Compensation and benefit accrual as of December 31, 1995, before the deduction for Social Security. Final Average Compensation is a participant's average annual compensation for the five consecutive highest compensation years in the participant's last 10 years of employment.

For this purpose, 1995 Compensation for the named executive officers includes the salary amount which is shown in the "Salary" column of the Summary Compensation Table uplifted by 1.12674.

  Final                             Years of Service
 Average      ------------------------------------------------------------
 Pay($)          15           20           25           30           35
--------------------------------------------------------------------------
 150,000       40,725       54,300       67,875       81,450       81,450
--------------------------------------------------------------------------
 175,000       47,513       63,350       79,188       95,025       95,025
--------------------------------------------------------------------------
 200,000       54,300       72,400       90,500      108,600      108,600
--------------------------------------------------------------------------
 225,000       61,088       81,450      101,813      122,175      122,175
--------------------------------------------------------------------------
 250,000       67,875       90,500      113,125      135,750      135,750
--------------------------------------------------------------------------
 300,000       81,450      108,600      135,750      162,900      162,900
--------------------------------------------------------------------------
 350,000       95,025      126,700      158,375      190,050      190,050
--------------------------------------------------------------------------
 400,000      108,600      144,800      181,000      217,200      217,200
--------------------------------------------------------------------------
 450,000      122,175      162,900      203,625      244,350      244,350
--------------------------------------------------------------------------
 500,000      135,750      181,000      226,250      271,500      271,500
--------------------------------------------------------------------------
 550,000      149,325      199,100      248,875      298,650      298,650
--------------------------------------------------------------------------
 600,000      162,900      217,200      271,500      325,800      325,800
--------------------------------------------------------------------------
 650,000      176,475      235,300      294,125      352,950      352,950
--------------------------------------------------------------------------

The following table sets forth the current compensation as defined in the Pension Plan and credited years of service of the Chief Executive Officer and the other named executive officers.

      Name                                               Pension Plan Compensation($)          Credited Years of Service
-----------------------------------------------------------------------------------------------------------------------------
G.T. DiCamillo(1)                                                       0                                    0
-----------------------------------------------------------------------------------------------------------------------------
S.C. Agrawal                                                      185,516                                 24.0
-----------------------------------------------------------------------------------------------------------------------------
E.I. Ancona(2)                                                    234,872                                 16.6
-----------------------------------------------------------------------------------------------------------------------------
J.R. Oldfield                                                     305,741                                 24.0
-----------------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.                                                 295,149                                 24.0
-----------------------------------------------------------------------------------------------------------------------------
I.M. Booth                                                        613,740                                 24.0
-----------------------------------------------------------------------------------------------------------------------------

(1)  Mr. DiCamillo has a supplemental executive retirement plan which grants him one additional year of service for each of his first ten years of actual service with the Company. This pension promise vests upon Mr. DiCamillo's completion of
     2-1/2 years of service.
(2)  Mr. Ancona has a supplemental executive retirement plan which grants him full pension benefits as if he were vested in the Polaroid Pension Plan for fifteen years, offset by the pension benefits he will receive from another employer. For
     1995, this results in a straight life annuity benefit at age 65 of approximately $18,886.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934 -- FORM 4 REPORTING OBLIGATION
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of any class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's equity securities. The Company believes that during 1995 all Reporting Persons complied with their Section 16(a) filing obligations.

THE POLAROID EXTENDED SEVERANCE PLAN
The Extended Severance Plan is established for all employees of the Company who may be adversely affected following a change in control of the Company. The Extended Severance Plan becomes operative when there is a change in control of the Company or after the acquisition by a person or a group of 30% or more of the Company's stock. The Extended Severance Plan also becomes operative (i) upon the occurrence of certain events after the acquisition by a person or a group of 20% or more of the Company's stock; (ii) the date stockholders approve either the liquidation of the Company, disposition of substantially all its assets; or (iii) the date stockholders approve any merger or consolidation other than one in which at least 50% the voting securities of the Company immediately prior thereto to remain viable.

A participant in the Extended Severance Plan is entitled to receive a severance payment under the Extended Severance Plan. This payment will be made in lieu of a normal severance payment, if, within two years of the Extended Severance Plan becoming operative, his or her employment is terminated for any reason by the Company, except for serious or willful misconduct, or if he or she voluntarily leaves the Company after the occurrence of certain defined events which adversely affect the participant. This severance payment will be the greater of (i) twice the highest amount provided under any Company lay off or severance plan; (ii) one-twelfth of one month's Compensation for each month of service; or (iii) six months' Compensation. However, this severance payment may not exceed thirty months of Compensation. For purposes of the Extended Severance Plan, Compensation includes base pay, shift and overtime premiums and cash bonuses (except for payments under long-term incentive plans). A participant who receives a severance payment under the Extended Severance Plan has the right to continue to receive certain Company welfare benefits, such as medical, dental and life insurance coverage.

EMPLOYMENT AGREEMENT WITH MR. DICAMILLO
On October 20, 1995, the Company entered into an employment agreement for a term of approximately five years with Gary T. DiCamillo. The agreement was amended December 21, 1995. Pursuant to the terms of the amended employment agreement, Mr. DiCamillo became the Company's Chairman and Chief Executive Officer effective December 1, 1995. The agreement provides for (i) an annualized base salary of no less than $550,000, which shall be reviewed periodically by the Board of Directors; (ii) participation in the company's annual executive bonus plan with minimum guaranteed payment for only 1996 of $400,000; (iii) a ten year option to purchase 250,000 shares of common stock which vest ratably over each of the next four years on the anniversary date of the signing of Mr. DiCamillo's employment agreement if he is an employee on such anniversary; (iv) 25,000 shares of restricted common stock which vest ratably over each of the next five years on the anniversary date of the signing of Mr. DiCamillo's employment agreement if he is an employee on such anniversary; (v) 15,000 shares of restricted stock which vest on October 20, 2000 if Mr. DiCamillo is an employee on that date and has achieved the performance factors which were established by the Board of Directors on February 23, 1996, the date these shares were granted and (vi) a special payment of $500,000 to compensate Mr. DiCamillo for amounts forfeited due to his resignation from his previous employment.

RETIREMENT AND SEVERANCE AGREEMENT WITH MR. BOOTH
On November 10, 1995, Polaroid Corporation entered into a severance and retirement agreement with I. M. Booth, retired Chairman, President and Chief Executive Officer of the Company. Under the agreement, Mr. Booth will receive: (i) a severance payment of $1,012,110 and (ii) an unreduced pension. He also receives an annual bonus, if awarded, with respect to 1996, prorated based on the time worked in 1996, and full vesting of all options granted as of the date of retirement.

RETIREMENT AND SEVERANCE AGREEMENT WITH MR. OLDFIELD
On January 25, 1996, Polaroid Corporation entered into a severance and retirement agreement with Joseph R. Oldfield, Executive Vice President, Photographic Imaging. Under the agreement, Mr. Oldfield retired on March 31, 1996 as a participant in the Company wide severance and early retirement programs. From the severance program Mr. Oldfield will receive a severance payment of $518,881, which will be paid in monthly installments beginning the month following his termination; full vesting of all outstanding options and a three year period within which to exercise the options; and dental insurance continuation at employee rates for three years. From the early retirement program, Mr. Oldfield received a seven year uplift to his age/service using the formula which produced the highest benefit. In addition to the benefits under the Company wide program, Mr. Oldfield also received an unreduced pension benefit calculated as of March 31, 1996 as though he had thirty years of service and attained age 65. The value of this enhancement is approximately $2,400 per month. The agreement also includes a non compete provision under which Mr. Oldfield received $81,127 and agreed to refrain from accepting employment or consulting with a competitor for 24 months following his termination.

PERFORMANCE GRAPH
The following graph compares the Company's cumulative total shareholder return (including dividends) over the last five fiscal years with the S&P 500 Index and a peer group index comprised of the Fortune 500 Scientific, Photographic, and Control Equipment Index (for 1995: 3M, Bausch & Lomb, Baxter International, Beckman Instruments, Becton Dickinson, C. R. Bard, Eastman Kodak, EG&G, Honeywell, Medtronic, Perkin-Elmer, Tektronix, Thermo Electron, United States Surgical, Varian Associates and Xerox).

                         COMPARISON OF FIVE-YEAR
                 CUMULATIVE TOTAL SHAREHOLDER RETURN (1)

--------------------------------------------------------------------------------
                            DEC-90   DEC-91   DEC-92   DEC-93   DEC-94   DEC-95
--------------------------------------------------------------------------------
POLAROID CORP.               $100     $117     $139     #152     $151     $223
S&P 500(R)                   $100     $130     $140     $155     $157     $215
FORTUNE 500 INDUSTRY GROUP   $100     $141     $139     $149     $160     $233
--------------------------------------------------------------------------------

(1) ASSUMES THAT THE VALUE OF THE INVESTMENT IN THE COMPANY'S COMMON STOCK AND IN EACH INDEX WAS $100 ON DECEMBER 31, 1990 AND THAT ALL DIVIDENDS WERE REINVESTED.

OTHER MATTERS
The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some officers and regular employees of the Company may solicit proxies personally or by telephone or by telegraph. The Company has engaged Georgeson & Co. Inc. to assist in proxy solicitation at a cost of $15,000 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's stock. Nominations to the Board of Directors by Stockholders must be made in accordance with the information and timely notice requirements of the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company. Such nominations must be in writing. For consideration at an annual meeting, such nominations must be received by the Secretary of the Company not later than 90 days in advance of such meeting.

Stockholder proposals intended for presentation at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy not later than December 1, 1996.

By order of the Board of Directors.

/s/ Richard F. deLima

Richard F. deLima
Vice President, Secretary and General Counsel

March 21, 1996

                   APPENDIX



                                      Document Control No.:  BOARD-OPTION #2










                      THE POLAROID BOARD OF DIRECTORS
                      ______________________________


                             STOCK OPTION PLAN
                             _________________




                           POLAROID CORPORATION

                           --------------------

                        Cambridge, Massachusetts











                       Effective as of July 25, 1995

       THE POLAROID BOARD OF DIRECTORS STOCK OPTION PLAN
        _________________________________________________


                       TABLE OF CONTENTS
                       -----------------


Article  Section                                     Page
----------------                                     ----

   I      Definitions
          ___________
          1.01 Board or Board of Directors             1
          1.02 Code                                    1
          1.03 Committee                               1
          1.04 Company                                 1
          1.05 Exchange Act                            1
          1.06 Fair Market Value                       2
          1.07 Option                                  2
          1.08 Option Price                            2
          1.09 Participant                             2
          1.10 Plan                                    2
          1.11 Registration Statement                  2
          1.12 Securities Act                          2
          1.13 Stock                                   2


  II      Participation
          -------------
          2.01 Participation                           3


 III      Shares of Stock subject to Plan
          ------------------------------
          3.01 Limitations                             3
          3.02 Options Granted Under Plan              3
          3.03 Adjustments                             3



  IV      Options
          -------
          4.01 Option Grant                           4
          4.02 Exercise of Option while on Board      4
          4.03 Exercise of Option upon Termination    5
          4.04 Nontransferability of the Option       5
          4.05 Procedure for Exercising Option        6
          4.06 Information or Assurances              7

   V      Stock Certificates
          ------------------
          5.01 Stock Certificates                     8


  VI      Dividends
          ---------
          6.01 Dividends                              8
          6.02 Notices of Dividends
                and Other Distributions               8

 VII      Plan Administration
          -------------------
          7.01 Plan Administration                    9
          7.02 Disqualification                       9


VIII      Miscellaneous Provisions
          ------------------------
          8.01 Applicable Law                         9
          8.02 Change of Control                     10
          8.03 Expenses                              10
          8.04 Gender and Number                     10
          8.05 Headings not Part of Plan             10
          8.06 Indemnification                       10
          8.07 Non-Assignability                     10
          8.08 Plan Binding on Successors            11
          8.09 Non-Contravention of Securities Laws  11
          8.10 Unenforceability of a
                   Particular Provision              11


IX      Permanency of the Plan and Plan Termination
        -------------------------------------------
         9.01 Effective Date                         11
         9.02 Termination, Amendment,
               and Modification of Plan              11

            THE POLAROID BOARD OF DIRECTORS STOCK OPTION PLAN



     The purpose of the Plan is to advance the interests of the Company and its shareholders by affording non-employee members of the Company's Board of Directors an opportunity to increase their proprietary interest in the Company by the grant of Options to them under the terms set forth herein. The Company believes that this Plan can give an incentive to these members of the Board to increase revenues and profits.



                                ARTICLE I

                               DEFINITIONS
                               ___________


1.01 Board or Board of Directors. Board or Board of Directors shall mean the board of directors of the Company.

1.02 Code. Code shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

1.03 Committee. Committee shall mean the Compensation Committee of the Board of Directors, comprised of three or more Board members, to administer the Plan and exercise all or any part of the authority herein conferred upon the Board of Directors.

1.04 Company. Company shall mean Polaroid Corporation, a Delaware corporation, and any successor thereof.

1.05 Exchange Act. Exchange Act shall mean the Securities and Exchange Act of 1934, as amended.

1.06 Fair Market Value. Fair Market Value of the Stock shall mean the last sale price at which Stock is traded on any given date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected in the New York Stock Exchange Composite Transactions Index.

1.07 Option. Option shall mean an option to purchase Stock granted by the Company pursuant to the provisions of this Plan and the
     Agreement executed pursuant hereto.    No Option granted under this
     Plan shall be an Incentive Stock Option within the meaning of
     Section 422 of the Code.

1.08 Option Price. Option Price shall be the Fair Market Value of the Stock on the day the Option is granted.

1.09 Participant. Participant shall mean a non-employee member of the Board of Directors.

1.10 Plan.     Plan shall mean the Polaroid Board of Directors Stock
     Option Plan.

1.11 Registration Statement. Registration Statement shall mean any registration statement required by the provisions of the Securities Act or the Exchange Act.

1.12 Securities Act. Securities Act shall mean the Securities Act of 1933, as amended.

1.13 Stock. Stock shall mean common stock, par value $1 per share, issued by the Company.

                               ARTICLE II

                              PARTICIPATION
                              _____________


2.01 Participation. Each non-employee member of the Board of Directors shall be a Participant in this Plan.





                               ARTICLE III

                     SHARES OF STOCK SUBJECT TO PLAN
                     _______________________________



3.01 Limitations.  Subject to adjustment pursuant to the provisions of
     Section 3.03 hereof, the number of shares of Stock which may be issued and sold hereunder under this Plan shall not exceed 100,000 shares. Such shares will be authorized and unissued shares of Stock or treasury stock.

3.02 Options Granted Under Plan. Once an Option for shares of Stock has been granted, such Option or parts thereof that have been exercised, lapsed, or otherwise terminated shall not again be available under this Plan.

3.03 Adjustments. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the Committee shall make such corresponding adjustments, if any, as deemed appropriate in its sole discretion. The Committee may adjust the number and kind of shares which may be granted under the Plan, the maximum number and kind of shares which may be granted to any one eligible Participant, and the number, the Option Price, and the kind of shares or property subject to each outstanding Option. Notwithstanding the foregoing, no dilution or enhancement of any Participant's Options, or the shares covered thereby, shall result from any such adjustments. If any such adjustment shall be made, the Company shall give the Participants a brief written summary of such events and the effect thereof upon the number and kind of shares or property purchasable under the Plan and the price payable therefor. No fractional shares of stock shall be issued under the Plan resulting from such adjustment.

                               ARTICLE IV

                                 OPTIONS

                                 _______

4.01 Option Grant.  Each Participant:

          a) who is a participant shall be granted an Option of three thousand (3,000) shares of Stock on the fifth business day following the date the first quarter earnings for 1990 are announced at the Option Price. Notwithstanding the foregoing, this grant is subject to shareholder approval at the Annual Meeting of Shareholders, May 8, 1990.

          b) who joins the Board of Directors after such date shall be granted an Option for three thousand (3,000) shares of Stock on the date he becomes a member of the Board of Directors at the Option Price on that date. The grant is effective the date an individual joins the Board.

          c) who is a non-employee member of the Board of Directors on July 25, 1995 shall receive an option of two thousand (2,000) shares of stock on such date at the Option Price.
          Notwithstanding the foregoing, this grant is subject to shareholder approval at the Annual Meeting of Shareholders, May 14, 1996.

          No Option shall be granted under this Plan after March
          31, 2000.


4.02 Exercise of Option while on Board. If the Participant remains a member of the Board of Directors, the Option may be exercised in whole or in part with respect to whole shares of Stock based on the following schedule, regardless of the date of grant:

          a) 25% of the Option may be exercised one year after a Participant joins the Board;

          b) 50% of the Option may be exercised two years after a Participant joins the Board;

          c) 75% of the Option may be exercised three years after a Participant joins the Board; and

          d) 100% of the Option may be exercised four years after a Participant joins the Board.

     Upon becoming exercisable, the Option shall remain exercisable until the date which is ten (10) years from the date the Option was granted.

4.03 Exercise of Option Upon Termination. If a Participant resigns from the Board of Directors for any reason, all further vesting of this Option ceases. Any portion of the Option which, at the time of separation from service could have been exercised, shall remain exercisable until the earlier of:

          a) the date which is ten (10) years from the date the Option was granted; or

          b) three (3) years from the date the Participant terminates from service as a member of the Board of Directors for any reason;

     provided, however, that in the event of any separation from service for any of the reasons described in the foregoing clauses, shares of Stock issuable upon the exercise of any Option granted under this Plan shall not be delivered to the Participant on a date earlier than six (6) months from the mailing of the notice referred to in
     Article 4.05.





4.04 Nontransferability of the Option. A Participant shall have no right to assign, transfer, or otherwise dispose of any Option, nor shall such rights be assigned or transferred by operation of law or otherwise for any reason other than by will or the laws of descent and distribution. During the lifetime of a Participant, the Option shall be exercisable only by the Participant.

4.05 Procedure for Exercising Option. Subject to Federal and State securities laws then applicable, for an Option to be exercised the following procedure must be followed:

          a) The Participant must provide a written notice to the Company of his intent to exercise the Option. The notice must specify the whole shares of Stock to be purchased and the Option Price to be paid pursuant to the terms of this Agreement (Note: A form notice of intent is available from the Compensation
          Director of the Company);

          b) The notice of intent to exercise the Option must be accompanied by one or a combination of any of the following:

                    i) full payment of the Option Price by check or money order made payable in United States funds to "Polaroid Corporation";

                    ii) shares of Stock owned by the Participant, having an aggregate Fair Market Value on the last trading day immediately preceding the day the notice of intent was mailed, equal to the Option Price, together with a duly executed stock power therefor; or,

                    iii) a copy of irrevocable instructions to a broker
               to deliver to the Company promptly the Option Price either by cash, a check or money order made payable in United States funds to "Polaroid Corporation", provided, however, that the payment option in (iii) above is subject to compliance with such procedures and such agreements of indemnity as the Company may prescribe from time to time as a condition of such payment option.

          c) The Participant must provide a written notice to the Company of his intent to exercise the Option. This notice must be sent to the following address:

                              Douglas F. Mitchell
                              Treasury Services
                              Polaroid Corporation
                              575 Technology Square - 5T
                              Cambridge, Massachusetts  02139

          d) The notice of intent and payment or instructions regarding payments as set forth above, MUST BE SENT BY FACSIMILE, REGISTERED OR CERTIFIED MAIL. The date the Option is exercised, in full or in part, shall be the date of the registration of the written notice of intent sent by facsimile, registered or certified mail.




4.06 Information or Assurances. Upon or prior to the exercise of all or any portion of any Option, the Participant shall furnish to the Company in writing such information or assurances as, in the Company's opinion, may be necessary to enable it to comply fully with the Securities Act and the Exchange Act and the rules and regulations thereunder and any other applicable Federal or State statutes, rules, and regulations.

     Without limiting the foregoing, if a Registration Statement is not in effect under the Securities Act with respect to the shares of Stock to be issued upon exercise of the Option, the Company shall have the right to require, as a condition to the exercise of the Option, that the Participant represent to the Company in writing that the shares of Stock to be received upon exercise of the Option will be acquired by the Participant for investment and not with a view to distribution within the meaning of the applicable provisions of either the Securities Act or the Exchange Act. Further, the Company may require that the Participant agree in writing that such shares will not be disposed of except pursuant to an effective Registration Statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act.
     The Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of the Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

                                ARTICLE V

                           STOCK CERTIFICATES
                           __________________


5.01 Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted under this Plan or of any portion thereof prior to fulfillment of all of the following conditions:

          a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

          b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Company shall in its sole discretion determine to be necessary or advisable;

          c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

          d) The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.




                               ARTICLE VI

                                DIVIDENDS

                                _________

6.01 Dividends. Dividend equivalents shall not be provided under this Plan as a matter of course.

6.02 Notices of Dividends and Other Distributions. In the event the Company proposes to declare a cash dividend on Stock payable other than out of earned surplus, or a dividend payable in property other than cash or Stock, or shall distribute subscription rights to its shareholders or the Company offers to purchase Stock from shareholders in a tender offer (within the meaning of the Exchange
     Act), then the Company shall notify the Participant or the person who shall have duly acquired the Option by written notice mailed at least ten (10) days before the proposed record date for the determination of holders of Stock entitled to participate in such offer to purchase or distribution or receive such dividend or such subscription rights, which notice shall specify such proposed record date.


                              ARTICLE VII

                           PLAN ADMINISTRATION
                           ___________________


7.01 Plan Administration. This Plan shall be administered by the Committee. The Committee shall have the full authority and absolute discretion:

     a)   To construe and interpret the Plan; and

     b) To make all determinations and take all other actions necessary or advisable for the proper administration of the Plan.

        All such actions and determinations shall be conclusively binding upon all persons for all purposes.

7.02 Disqualification. If any deliberation of the Committee shall exclusively affect a member(s) of the Committee, the member(s) so affected shall not participate in such deliberation.




                              ARTICLE VIII

                        MISCELLANEOUS PROVISIONS
                        _________________________


8.01 Applicable Law. To the extent that state law shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Delaware.

8.02 Change of Control. Upon the occurrence of a Trigger Date as defined in the Polaroid Extended Severance Plan adopted by the Company on December 17, 1987 and as amended from time to time, each Option shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of the grant.

8.03 Expenses. The cost of benefit payments from this Plan and the expenses of administering this Plan shall be borne by the Company, including such costs as those associated with the registration of the Stock.

8.04 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

8.05 Headings Not Part of Plan. Headings of Articles and Sections are inserted for convenience and reference; they constitute no part of this Plan.

8.06 Indemnification.   No member of the Board of Directors or the
     Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Options granted under it. Each member of the Board of Directors and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

8.07 Non-Assignability. A Participant's interest under this Plan shall not be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

8.08 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

8.09 Non-Contravention of Securities Laws. Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

8.10 Unenforceability of a Particular Provision. The unenforceability of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such unenforceable provision were omitted.



                               ARTICLE IX

                PERMANENCY OF THE PLAN AND PLAN TERMINATION
                ___________________________________________


9.01 Effective Date. This Plan shall become effective as of April 1, 1990 upon a resolution by the Board of Directors for its adoption, to be presented at the Annual Meeting of Shareholders of the Company on May 8, 1990 or any adjournment thereof, receiving the affirmative vote of a majority of the votes cast by the holders of the Common Stock, Series B Preferred Stock and Series C Preferred Stock voting together and not separately. Notwithstanding the foregoing, for the Plan to become effective, it must be approved by the shareholders prior to August 6, 1990.

9.02 Termination, Amendment, and Modification of Plan. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board of Directors without approval of the shareholders of the Company may:

          (a) Increase the total number of shares of Stock subject to the Plan except as contemplated in Section 3.03 hereof;

          (b) Decrease the minimum Option Price except as contemplated in Section 3.03 hereof;

          (c) Alter the class of persons eligible to receive Options under the Plan;

          (d) Extend the termination date of the Plan or the period during which the Option may be exercised;

                or

          (e) Materially alter the Plan in any other respect in a manner then requiring shareholder approval under the Securities Act or the Exchange Act.

          No termination, amendment, or modification of the Plan shall in any manner adversely affect any Option granted hereunder without the written consent of the affected Participant.





     IN WITNESS WHEREOF, Polaroid has caused this instrument to be executed this 18th day of December, 1996, effective as of July 25, 1995.





Attest:                                      POLAROID CORPORATION

/s/ Richard F. deLima                        By: /s/ Gary T. DiCamillo
________________________________             _______________________

Secretary                                       Chief Executive Officer